UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Charles & Colvard, Ltd.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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300 Perimeter Park Drive, Suite A
Morrisville, North Carolina 27560
(919) 468-0399

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2010

To the Shareholders of Charles & Colvard, Ltd.:

Notice is Hereby Given that the Annual Meeting of Shareholders of Charles & Colvard, Ltd. will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Thursday, May 20, 2010, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To fix the number of members elected to the Board of Directors at six;

2.	To elect six members to the Board of Directors;

3.	To ratify the appointment of Frazer Frost, LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2010 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

George R. Cattermole
Chairman

April 23, 2010

A PROXY CARD IS ENCLOSED FOR THE CONVENIENCE OF THOSE SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE ANNUAL MEETING IN PERSON BUT DESIRE TO HAVE THEIR SHARES VOTED. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU RETURN YOUR CARD AND LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina 27560
(919) 468-0399

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on May 20, 2010:

The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy, and 2009 Annual Report to Shareholders are available at http://www.irproxy.charlesandcolvard.com.

This proxy statement is furnished to the shareholders of Charles & Colvard, Ltd. in connection with the solicitation of proxies by our Board of Directors for use at our company’s 2010 Annual Meeting of Shareholders (the “Annual Meeting”) and all adjournments thereof. The Annual Meeting will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Thursday, May 20, 2010 at 10:00 a.m., Eastern Daylight Savings Time, to conduct the following business and such other business as may be properly brought before the meeting: (1) to fix the number of members elected to the Board of Directors at six; (2) to elect six members of the Board of Directors; and (3) to ratify the appointment of Frazer Frost, LLP (“Frazer Frost”) as our independent registered public accounting firm for the year ending December 31, 2010.

The Board of Directors recommends that you vote FOR fixing the number of members elected to the Board of Directors at six, FOR the election of the director nominees listed in this proxy statement, and FOR ratification of the appointment of Frazer Frost as our independent registered public accounting firm for the year ending December 31, 2010.

This proxy statement and the accompanying proxy card are first being delivered to shareholders on or about April 23, 2010.

Voting Securities

Our common stock, no par value per share, is our company’s only outstanding voting security. The Board of Directors has fixed the close of business on March 31, 2010 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Accordingly, each holder of record of common stock as of the record date is entitled to one vote for each share of common stock held. Shareholders do not have cumulative voting rights. As of March 31, 2010, there were 19,021,249 shares of common stock outstanding.

Voting Procedures

The holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for purposes of voting on a particular matter and conducting business at the Annual Meeting. Votes “for” and “against,” abstentions, shares that are withheld as to voting with respect to one or more of the director nominees and shares held by a broker, as nominee, that are voted at the discretion of the broker on any matter will be considered to be present for purposes of determining whether a quorum exists. If a quorum is present at the beginning of the Annual Meeting, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Brokers who are members of the New York Stock Exchange (the “NYSE”) and who hold shares of our common stock in street name for beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the rules of the NYSE, the proposal to ratify the appointment of the independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. The proposals to fix the number of members elected to the Board of Directors at six and to elect directors are “non-discretionary” items. Therefore, brokers that have not received voting instructions from beneficial owners with respect to these proposals may not vote in their discretion on behalf of such beneficial owners.

Under North Carolina law and our Amended and Restated Bylaws (the “Bylaws”), and assuming the existence of a quorum, directors are elected by a plurality of the votes cast by the shares of common stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors. Under our Bylaws, the proposals to fix the number of members elected to the Board of Directors at six and ratify the appointment of Frazer Frost as the independent registered public accounting firm for the year ending December 31, 2010 will be approved if the number of shares voted in favor of each respective proposal exceeds the number of shares voted against each proposal. Abstentions and shares held of record by a broker, as nominee, that are not voted on such proposals will not count as votes cast and will not affect the outcome of such proposals.

Voting of Proxies

The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by our Corporate Secretary prior to the Annual Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted “for” the proposal to fix the number of members elected to the Board of Directors at six, “for” the election of the persons nominated to serve as the directors of our company and named in this proxy statement, and “for” the proposal to ratify the appointment of Frazer Frost as our independent registered public accounting firm for the year ending December 31, 2010 and in such manner as the proxies named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to our Corporate Secretary, by attending the Annual Meeting and giving notice of his or her intention to vote in person, or by executing and delivering to us a proxy bearing a later date.

Expenses of Solicitation

We will bear the entire cost of the solicitation of proxies from our shareholders. Following the mailing of this proxy statement and the accompanying proxy card, our directors, officers, and employees may solicit proxies on behalf of our company in person, by telephone, or by other electronic means. We may reimburse persons holding shares for others in their names or in those of their nominees for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.

PROPOSAL 1

FIX THE NUMBER OF MEMBERS ELECTED TO THE BOARD OF DIRECTORS AT SIX

Pursuant to our Bylaws, the shareholders may fix the number of directors to be elected at any annual meeting. At the 2009 Annual Meeting of Shareholders, four directors were elected to serve until the 2010 Annual Meeting or until a successor was elected and qualified, or until his or her death, resignation, removal, or disqualification or until there was a decrease in the number of directors. Our Bylaws provide that the Board may increase or decrease the number of directors by 30% within any 12-month period. On June 26, 2009, Dr. Charles D. Lein was appointed by our Board of Directors to serve as a director, increasing the number of directors to five. In addition, the Board has nominated Randy N. McCullough to stand for election to the Board at the Annual Meeting, which would increase the size of our Board by more than 30%. The Board has determined that a six-member Board is appropriate at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO FIX THE NUMBER OF MEMBERS ELECTED TO THE BOARD OF DIRECTORS AT SIX.

PROPOSAL 2

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors, as provided by North Carolina law and the Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by our officers and employees. The directors are kept informed of our operations at meetings of the Board, through reports and analyses prepared by our management, and in discussions with our management.

The Bylaws provide that the Board of Directors shall consist of one or more members and at any time that it consists of nine or more members, the terms shall be staggered. The six persons named below have been recommended by our Nominating and Governance Committee and approved by the Board to be nominated as candidates to serve on the Board of Directors until the 2011 Annual Meeting of Shareholders or until his or her successor is elected and qualified, or until his or her death, resignation, removal, or disqualification or until there is a decrease in the number of directors. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to us by the nominees. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the proxies named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

Nominees for Election as Directors

Name	Age	Position(s) with Charles & Colvard, Ltd.	Director Since
George R. Cattermole	68	Chairman of the Board	May 2008
H. Marvin Beasley	66	Director	November 2009
Laura C. Kendall	58	Director	May 2003
Dr. Charles D. Lein	68	Director	June 2009
Ollin B. Sykes	58	Director	May 2008
Randall N. McCullough	57	Director Nominee, President and Chief Executive Officer	-

George R. Cattermole has served as a director of our company since May 2008 and as Chairman of the Board since February 2009. Mr. Cattermole also served as our Interim Chief Executive Officer from July 2009 through November 2009. Since May 2005, he has served as Chairman of the Board of Directors of Outlast Technologies Inc. (“OTI”), a Boulder, Colorado technology company that provides “phase change materials” to the fiber, textile, bedding, and apparel markets worldwide. In addition, Mr. Cattermole served as President and Chief Executive Officer of OTI from October 2000 to May 2005. After attending University of Santa Clara and University of Colorado, Mr. Cattermole joined E.I. DuPont in 1966 where he held a variety of operating, business leader, and corporate assignments, retiring in 1999 as head of Corporate Marketing. Our Board has determined that Mr. Cattermole’s leadership experiences, including service as our Chairman of the Board and our Interim Chief Executive Officer, and his background in global operations and marketing qualify him to serve on the Board of Directors.

H. Marvin Beasley has served as a director of our company since November 2009. Mr. Beasley recently retired from Helzberg Diamonds (“Helzberg”), a retail jewelry store chain, where he was Chief Executive Officer for the past five years. From 2000 to 2004, Mr. Beasley was President and Chief Operating Officer of Helzberg, responsible for merchandising and marketing, distribution, and store operations. He started at Helzberg in 1989 as Senior Vice President of Merchandising and Distribution. Mr. Beasley began his retail jewelry career in 1965 as a Store Manager for Gunst Corporation. Our Board has determined that Mr. Beasley’s extensive experience in the retail jewelry industry, including service as the Chief Executive Officer of Helzberg, qualifies him to serve on the Board of Directors.

Laura C. Kendall has served as a director of our company since May 2003. Since February 2008, Ms. Kendall has been the President of Tanner Companies, LLC, which designs and manufactures women’s high fashion luxury apparel under the brand name Doncaster, for sale through a national network of consultants. While at Tanner Companies, LLC, Ms. Kendall also served as Chief Operating Officer from January 2007 to January 2008 and Chief Financial Officer from April 2003 to December 2006. From February 2002 to April 2003, she was the Chief Executive Officer of CFOdynamics LLC, which provided financial advisory services to middle market businesses. Ms. Kendall is a member of the Board of Directors of Bank of Commerce, a bank organized under the laws of the State of North Carolina. Ms. Kendall earned her Bachelor of Business Administration degree from Western Michigan University and received a Certified Public Accountant license in Michigan. Our Board has determined that Ms. Kendall’s financial background and her business and management experience in the women’s fashion industry, including service as the President of Tanner Companies, LLC, qualify her to serve on the Board of Directors.

Dr. Charles D. Lein has served as a director of our company since June 2009. Dr. Lein recently retired from Stuller, Inc. (“Stuller”), a manufacturer and distributor of jewelry and jewelry-related products, where he served as President and Chief Operating Officer from 1994 to 2009. From 1982 to 1994, Dr. Lein served as Chairman, President and CEO of Black Hills Jewelry Manufacturing Co. in Rapid City, South Dakota, where he was responsible for all operations, including the development of substantial domestic and international markets and account relationships with thousands of independent jewelry retailers and almost all major retail jewelry chains. Prior to the jewelry industry, Dr. Lein held various positions in education, including Dean of the College of Business at Boise State University, and became the youngest state university president in the United States when he was appointed President of The University of South Dakota in 1977. Dr. Lein has served on a wide range of business and education boards including Albertson’s Inc., where he served for 28 years. Our Board has determined that Dr. Lein’s substantial experience in the jewelry industry, including his service as President and Chief Operating Officer of Stuller, and his broad range of past board memberships qualify him to serve on the Board of Directors.

Ollin B. Sykes has served as a director of our company since May 2008. Since 1984, he has served as the President of Sykes & Company, P.A., a regional accounting firm specializing in accounting, tax, and financial advisory services. Mr. Sykes earned his Bachelor of Science degree in accounting at Mars Hill College and is a Certified Public Accountant, a Certified Information Technology Professional, and a Certified Management Accountant. Mr. Sykes is a member of the Board of Directors of Hampton Roads Bankshares, Inc. (NASDAQ: HMPR), a financial holding company operating in North Carolina, Maryland eastern shore, and Virginia. Our Board has determined that Mr. Sykes’s background in accounting and finance and his accounting certifications qualify him to serve on the Board of Directors.

Randall N. McCullough has served as our President and Chief Executive Officer since November 2009. Prior to joining us, Mr. McCullough served as President and Chief Executive Officer of Samuels Jewelers, Inc. (“Samuels Jewelers”) from 1998 to 2009. He began at Samuels Jewelers as Senior Vice President of Merchandising and Marketing in 1997. Prior to Samuels Jewelers, Mr. McCullough was President and Chief Executive Officer of Silverman’s Factory Jewelers, a retail jewelry chain. Mr. McCullough began his career with A.A. Friedman Company, a privately held retail jewelry store chain that grew from 23 stores to over 120 stores during his tenure. Mr. McCullough is a National Jeweler Retailer Hall of Fame inductee and has served as Chairman of the Diamond Council of America, a Committee Chairman of the Gemological Institute of America, and a Director of the Jewelers Summit Advisory Council. Our Board has determined that Mr. McCullough’s knowledge and experience in the retail jewelry industry, including his service as President and Chief Executive Officer of Samuels Jewelers, qualifies him to serve on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS

Independent Directors

In accordance with the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”), our Board of Directors must consist of a majority of “independent directors,” as determined in accordance with NASDAQ Rule 5605(a)(2). The Board has determined that Mr. Beasley, Mr. Cattermole, Ms. Kendall, Dr. Lein, and Mr. Sykes are independent directors in accordance with applicable NASDAQ listing rules. The Board performed a review to determine the independence of the director nominees and made a subjective determination as to each of these independent director nominees that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company. In making these determinations, the Board reviewed the information provided by the director nominees with regard to each individual’s business and personal activities as they may relate to us and our management. In particular, the Board considered Mr. Cattermole’s service as Interim Chief Executive Officer during a portion of 2009 and the compensation he received for such service and determined that such service and compensation would not interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

Lynn L. Lane and Dr. Frederick A. Russ, two former directors who completed their term of service on the Board as of the date of the 2009 Annual Meeting of Shareholders and did not stand for re-election, were also determined by the Board to be independent directors in accordance with the NASDAQ listing rules.

Meetings of the Board of Directors

Pursuant to our Corporate Governance Guidelines, all directors are expected to make every effort to attend meetings of the Board and their assigned committees. The Board of Directors meets on a regularly scheduled basis and met 17 times during the year ended December 31, 2009. Each incumbent director attended 75% or more of the aggregate of the number of meetings of the Board held during the period that individual was a director and the number of meetings of committees on which that director served that were held during the period of that director’s service. We also expect all directors to attend each annual meeting of shareholders. Four directors, comprising all nominees for re-election at the 2009 Annual Meeting of Shareholders who were directors at that time, attended the 2009 Annual Meeting of Shareholders.

Board Leadership Structure

The Board of Directors has determined that it is in the best interest of our company for our Chairman of the Board to be an independent director at this time. The Board believes that having an independent Chairman of the Board furthers the Board’s goal of providing effective, independent leadership and oversight of our company. Our Chairman of the Board’s responsibilities include establishing board meeting agendas in collaboration with our Chief Executive Officer and presiding at meetings of the Board and shareholders. The Chief Executive Officer has general supervision, direction, and control of the business and affairs of our company in the ordinary course of its business.

To ensure free and open discussion and communication among the non-management directors, such directors meet in executive session at all regularly scheduled meetings of the Board with no members of management present. The chairperson of the Nominating and Governance Committee or the Chairman of the Board presides at the executive sessions, unless the non-management directors determine otherwise.

Board’s Role in Risk Oversight

We operate in a complex environment and are subject to a number of significant risks. The Board of Directors works with our senior management to manage the various risks we face. The role of the Board is one of oversight of our risk management processes and procedures; the role of our management is to implement those processes and procedures on a daily basis and to identify, manage, and mitigate the risks that we face. As part of its oversight role, the Board regularly discusses, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face.

To facilitate its oversight of our company, the Board of Directors has delegated certain functions (including the oversight of risks related to these functions) to Board committees. The Audit Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions, and the Nominating and Governance Committee evaluates whether the composition of the Board of Directors is appropriate to respond to the risks that we face. The roles of these committees are discussed in more detail below.

Although the Board of Directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each of these committees is governed by a formal written charter approved by the Board, copies of which are available on our website at www.charlesandcolvard.com and www.moissanite.com. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of these standing committees and their composition.

Audit Committee

The Audit Committee, established in October 1997, represents and assists the Board in its general oversight of our company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. The Audit Committee has the authority to, among other things, (i) appoint an independent registered public accounting firm to serve as our external auditor; (ii) review and discuss with such auditor the scope, timing, and results of its audit; (iii) review and discuss with management and the independent registered public accounting firm our internal control over financial reporting and related reports; (iv) review and approve all “related person” transactions, as that term is defined in Item 404 of Regulation S-K; and (v) review our annual financial statements and approve their inclusion in our Annual Report on Form 10-K. The Audit Committee, which held seven meetings in 2009, is composed of Mr. Sykes (Chairperson), Mr. Beasley, Ms. Kendall, and Dr. Lein.

The Board of Directors has determined that each of the members of the Audit Committee is an independent director, in accordance with applicable NASDAQ listing rules and the additional independence rules for audit committee members promulgated by the Securities Exchange Commission (the “SEC”). Each member is able to read and understand fundamental financial statements, including our company’s balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Mr. Sykes, Ms. Kendall, and Dr. Lein are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Compensation Committee

The Compensation Committee, established in October 1997, carries out the overall responsibility of the Board relating to executive compensation, evaluation, and development. The Compensation Committee has the authority to, among other things, (i) review and approve the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive compensation, and equity compensation; (ii) review and approve the evaluation process and compensation structure for our officers and approve their annual compensation, including salary, bonus, incentive compensation, and equity compensation, and any special or supplemental benefits; (iii) review and administer our company’s incentive and equity compensation plans and recommend changes in such plans to the Board as needed; and (iv) evaluate and make recommendations to the Board concerning the compensation for directors, including if applicable, equity-based compensation. Each of the members of the Compensation Committee is an independent director in accordance with NASDAQ listing rules. The Compensation Committee, which held four meetings in 2009, is composed of Ms. Kendall (Chairperson), Dr. Lein, and Mr. Sykes. Although the Compensation Committee may delegate authority to subcommittees to fulfill its responsibilities when appropriate, no such authority was delegated during 2009.

In 2009, the Compensation Committee utilized the 2008-2009 National Association of Corporate Directors (“NACD”) Director Compensation Report to review and establish our company’s 2009 director compensation. The Compensation Committee, in collaboration with the full Board, assessed market conditions in establishing compensation to recruit its new executive officers in 2009, including the consideration of recommendations by a third-party search firm with respect to Mr. McCullough’s compensation. The Compensation Committee did not engage a compensation consultant during 2009 and did not consult with any executive officer in setting 2009 director and executive compensation. A special committee of the Board of Directors was formed in late 2008 to negotiate the management services agreement with Bird Capital Group, Inc. (“BCG”), dated February 3, 2009, under which BCG provided management services to us, including the services of Richard A. Bird as our full-time, non-employee Chief Executive Officer (the “Management Services Agreement”).

Nominating and Governance Committee

The Nominating and Governance Committee, established in December 2003, is responsible for, among other things, (i) screening and recommending qualified candidates for election and appointment to the Board; (ii) recommending to the Board from time to time an appropriate organizational structure (including size and composition) for the Board; (iii) reviewing from time to time the appropriate qualifications, skills, and characteristics required of directors; (iv) developing procedures to receive and evaluate Board nominations received from shareholders and other third parties; (v) periodically reviewing and reassessing the adequacy of our company’s corporate governance, conflicts of interest, and business ethics policies, principles, codes of conduct, and guidelines and formulating and recommending any proposed changes to the Board; and (vi) conducting an annual review of the effectiveness of the Board and its committees and presenting its assessment to the full Board. Each of the members of the Nominating and Governance Committee is an independent director in accordance with NASDAQ listing rules. The Nominating and Governance Committee, which held 10 meetings in 2009, is composed of Dr. Lein (Chairperson), Mr. Cattermole, and Mr. Sykes.

Director Nominations

Our Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Shareholders. These provisions state that nominations for election as a director must be made in writing and be delivered to or mailed and received at our principal executive office not fewer than 60 days and not more than 90 days prior to the anniversary date of the notice date with respect to the previous year’s annual meeting of shareholders. In the case of a special meeting or an annual meeting that is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, notice must be received no earlier than 90 days prior to such annual meeting or special meeting and no later than 60 days prior to such annual meeting or special meeting, or the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Chief Executive Officer will provide the Nominating and Governance Committee with a copy of any such notification received by us from a shareholder purporting to nominate a candidate for election as a director. Any shareholder wishing to submit a nomination for a director of our company should send the nomination to the Chief Executive Officer, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560.

When submitting a nomination to us for consideration by the Nominating and Governance Committee, a shareholder must provide the following minimum information for each director nominee: (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of our company that are beneficially owned by such person, (iv) a description of all arrangements or understandings between the shareholder (or the beneficial owner, if any, on whose behalf such nomination is made) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and (vi) such additional information relating to such person as is deemed sufficient by the Board to establish that the person meets all minimum qualification standards or other criteria to serve as a director as may have been established by the Board or applicable law or listing standard. The shareholder also must provide the name and address of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; the class and number of shares of our company which are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and a representation that the shareholder is a holder of record of shares of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting. Shareholder nominations for a director must be made in a timely manner and otherwise in accordance with our Bylaws and applicable law.

It is the policy of our company and the Nominating and Governance Committee to evaluate suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members, shareholders, and third parties. Criteria used by the Nominating and Governance Committee in its evaluation of all candidates for nomination are set forth in our Corporate Governance Guidelines and include, but are not limited to (i) judgment, character, expertise, skills, and knowledge useful to the oversight of our business; (ii)

diversity of viewpoints, backgrounds, experiences, and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other Board members will build a Board that is effective, collegial, and responsive to the needs of our company. After this evaluation process is concluded, the Nominating and Governance Committee recommends nominees to the Board for further consideration and approval.

No fees have been paid to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. A shareholder recommended Dr. Lein as a prospective director candidate, and one of our non-management directors recommended Mr. Beasley.

Shareholder Communication with the Board

As set forth in our Corporate Governance Guidelines, it is the policy of our company and the Board to encourage free and open communication between shareholders and the Board. Any shareholder wishing to communicate with the Board should send any communication to the Corporate Secretary, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560. Any such communication must be in writing and must state the number of shares beneficially owned by the shareholder making the communication. Our Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This policy is not designed to preclude other communications between the Board and shareholders on an informal basis.

Codes of Conduct

The Board of Directors has adopted two separate codes of conduct: a Code of Ethics for Senior Financial Officers that applies to persons holding the offices of the Chief Executive Officer, Chief Financial Officer, Treasurer, and Principal Accounting Officer of our company, and a Code of Business Conduct and Ethics that applies to all of our officers, directors, agents, and representatives (including consultants, advisors, and independent contractors). Each code is available on our website at www.charlesandcolvard.com or www.moissanite.com. We intend to satisfy the disclosure requirement regarding any material amendment to a provision of either code that applies to the Chief Executive Officer, Chief Financial Officer, Treasurer, and Principal Accounting Officer by posting such information on our website. Any waivers of either code for any executive officer or director must be approved by the Board and will be disclosed on a Form 8-K filed with the SEC, along with the reasons for the waiver.

CERTAIN TRANSACTIONS AND LEGAL PROCEEDINGS

Mr. McCullough served as President and Chief Executive Officer of Samuels Jewelers from 1998 to 2009. On August 4, 2003, Samuels Jewelers filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Samuels Jewelers emerged from bankruptcy proceedings in April 2004.

We enter into sales transactions in the ordinary course of business with Stuller, one of our largest customers, that we consider arms-length. Between January 1, 2008 and April 13, 2010, net purchases by Stuller of our products were $5,430,000. Dr. Charles D. Lein, one of our company’s current directors who joined the Board in June 2009, retired in February 2009 as Stuller’s President and Chief Operating Officer. We do not believe that Dr. Lein has or had a material direct or indirect interest in any of such sales transactions.

See the description of the 2009 agreements with Richard A. Bird and BCG described under “Agreements Involving Named Executive Officers.” During 2008, we were not a participant in or a party to any related person transactions requiring disclosure under the SEC’s rules.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2009, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2009 with management and Frazer Frost, LLP, our independent registered public accounting firm;

•
Discussed with Frazer Frost, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and the letter from Frazer Frost, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Frazer Frost, LLP’s communications with the Audit Committee concerning independence and discussed with Frazer Frost, LLP its independence.

The Audit Committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

This Report is submitted by the Audit Committee.
Mr. Ollin B. Sykes, Chairperson
Mr. H. Marvin Beasley
Ms. Laura C. Kendall
Dr. Charles D. Lein

INFORMATION CONCERNING EXECUTIVE OFFICERS

Certain information regarding our executive officers is set forth below. Executive officers are appointed by the Board of Directors to hold office until their successors are duly appointed and qualified, or until their resignation, retirement, death, removal, or disqualification. The information appearing below and certain information regarding beneficial ownership of securities by certain executive officers contained in this proxy statement has been furnished to us by the executive officers. Information regarding Mr. McCullough is included in the director nominee profiles set forth above.

Name	Age	Title	Executive Officer Since
Randall N. McCullough	57	President and Chief Executive Officer	November 2009
Timothy L. Krist	42	Chief Financial Officer and Treasurer	June 2009
Thomas G. Pautz	44	Vice President, Sales & Marketing	December 2009

Timothy L. Krist has served as our Chief Financial Officer and Treasurer since June 2009. Mr. Krist previously served as Chief Financial Officer of Smart Online, Inc., a publicly traded company that develops and markets software products and services targeted to small businesses that are delivered via a Software-as-a-Service model, from July 2008 to May 2009. Prior to his employment at Smart Online, Inc., Mr. Krist was employed by KB Home, a national homebuilder, as Director of Finance from January 2006 to June 2008 and as Finance Manager from August 2004 to December 2005. Mr. Krist has also worked with the public accounting firm of Deloitte & Touche LLP, where he was a Senior Auditor. He holds a Bachelor of Science degree in Accountancy from Miami University and a Master of Business Administration degree from Arizona State University.

Thomas G. Pautz has served as our Vice President, Sales & Marketing since October 2009. Prior to joining us, Mr. Pautz served as Vice President-U.S. Sales of KTL, a Hong Kong-based jewelry manufacturer with operations in China, from 2002 to 2009. From 1997 to 2002, Mr. Pautz served as Vice President, Sales & Marketing of Jewelstar, a U.S.-based jewelry manufacturer that was acquired by A&A Jewelers, a Toronto, Ontario-based jewelry manufacturer, in 2000. Mr. Pautz holds a Bachelor of Science degree from the University of Minnesota.

EXECUTIVE COMPENSATION

The following tables and narrative discussion summarize the compensation we paid for services in all capacities rendered to us during the years ended December 31, 2009 and 2008 by all individuals who served as our principal executive officer during 2009 and all other persons who served as “named executive officers” for fiscal 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Randall N. McCullough(2)	2009	$43,750 0		$-		$79,762	$-		$4,756	(3)	$128,268
President and Chief Executive Officer
Timothy L. Krist(4)	2009	114,529		30,000		-	-		-		144,529
Chief Financial Officer and Treasurer
George R. Cattermole(5)	2009	110,500	(6)	92,150	(7)	-	-		-		202,650
Former Interim Chief Executive Officer
Richard A. Bird(8)	2009	575,000	(9)	-		-	-		52,469	(10)	627,469
Former Chief Executive Officer
Dennis M. Reed(11)	2009	99,081	(12)	-		-	-		628	(13)	99,709
Former President & Chief Marketing Officer	2008	254,583	(14)	-		-	-		4,821	(15)	259,404
Carl A. Mielke(16)	2009	161,032	(17)	-		-	-		15,844	(18)	176,876
Former Senior Vice President of Sales	2008	246,875	(19)	-		-	12,500	(20)	6,900	(15)	266,275
Neil S. Boss(21)	2009	76,216		-		-	-		79,930	(22)	156,146
Former Controller

(1)
The amounts shown in these columns reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Options (“ASC Topic 718”) of the restricted stock awards or option awards, as applicable, granted to each of our named executive officers. The assumptions made in determining these values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 29, 2010.

(2)	Mr. McCullough became President and Chief Executive Officer on November 5, 2009.

(3)
Consists of reimbursement of commuting expenses, including travel, lodging, and meals, from Mr. McCullough’s residence in another state to our headquarters in North Carolina, travel expenses of Mr. McCullough’s spouse for house-hunting trips to North Carolina, and rental payments for an apartment near our offices.

(4)	Mr. Krist became Chief Financial Officer and Treasurer on June 23, 2009.

(5)	Mr. Cattermole, our Chairman of the Board, served as our Interim Chief Executive Officer from July 17, 2009 through November 5, 2009.

(6)
Includes $59,500 received as salary for service as our Interim Chief Executive Officer, during which time Mr. Cattermole received no compensation for his service as Chairman of the Board. Also includes $51,000 cash compensation for Board retainer and meeting fees, $12,500 of which was received for service as a member of the Special Committee of the Board responsible for the negotiation of the Management Services Agreement with BCG.

(7)
Includes a stock award with a grant date fair value of $24,650 received in connection with Mr. Cattermole’s service as our Interim Chief Executive Officer, a restricted stock award with a grant date fair value of $55,000 for service as Chairman of the Board, and a restricted stock award with a grant date fair value of $12,500 for service as a member of the Special Committee of the Board responsible for the negotiation of the Management Services Agreement with BCG.

(8)
Mr. Bird, a director since 2008, served as our non-employee Chief Executive Officer between February 3, 2009 and July 2, 2009, at which time he resigned as both Chief Executive Officer and director. During Mr. Bird’s service as our Chief Executive Officer, he did not receive compensation for his service on the Board.

(9)	Includes $575,000 paid to BCG for Mr. Bird’s service as our non-employee Chief Executive Officer under the terms of the Management Services Agreement.

(10)
Consists of reimbursement of Mr. Bird’s commuting expenses, including travel, lodging, and meals, from Mr. Bird’s residence in another state to our headquarters in North Carolina and a consulting fee in the amount of $20,000 under the terms of a consulting agreement, dated July 2, 2009, with BCG (the “Consulting Agreement”), pursuant to which BCG provided the services of Mr. Bird to render consulting and advisory services as we reasonably requested in order to assist us in transitioning to a new management team.

(11)	Mr. Reed was designated as our principal executive officer in August 2008. On February 5, 2009, we ended our employment relationship with Mr. Reed.

(12)	Includes $65,000 paid as wages under the terms of Mr. Reed’s general release agreement.

(13)	Consists of 401(k) matching contributions paid by us for the benefit of Mr. Reed.

(14)
Mr. Reed received 90% of his 2008 base salary during the three-month period ending December 31, 2008 as part of the reorganization of our corporate structuring in an effort to manage costs and return us to profitability.

(15)
The amount in the “All Other Compensation” column in the proxy statement for our 2009 Annual Meeting of Shareholders included $8,503 of medical, dental, short-term disability, long-term disability, life, and accidental death and dismemberment insurance premiums paid by us for the benefit of the named executive officer. This amount has been adjusted to exclude these non-discretionary benefits paid to all employees. The remaining amount consists of 401(k) matching contributions paid by us for the benefit of the named executive officer.

(16)	On February 5, 2009, we ended our employment relationship with Mr. Mielke.

(17)	Includes $125,000 paid as wages under the terms of Mr. Mielke’s general release agreement.

(18)
Consists of $15,000 in attorneys’ fees paid by us to Mr. Mielke’s attorneys under the terms of Mr. Mielke’s general release agreement and 401(k) matching contributions paid by us for the benefit of Mr. Mielke.

(19)
Mr. Mielke received 90% of his 2008 base salary during the three-month period ending December 31, 2008 as part of the reorganization of our corporate structuring in an effort to manage costs and return us to profitability.

(20)
Mr. Mielke became an employee of our company in March 2007 and his employment agreement stipulated a $50,000 cash bonus, payable after one year of service based upon performance measurements. We expensed $37,500 of the bonus in 2007 and the remaining $12,500 in 2008.

(21)	Mr. Boss resigned from our company effective June 30, 2009 but continues to serve as an independent contractor for our company.

(22)
Consists of $77,535 in consulting fees paid to Mr. Boss as an independent contractor for our company. The remaining amount consists of 401(k) matching contributions paid by us for the benefit of Mr. Boss during the period that he was an employee of our company.

Agreements Involving Named Executive Officers

Randy N. McCullough

In connection with Randy N. McCullough’s appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. McCullough effective as of November 5, 2009. The employment agreement has a term of one year and renews automatically on an annual basis. Under the terms of his employment agreement, Mr. McCullough will receive an initial annual base salary of $325,000. Beginning in 2010 and for each year thereafter for the term of his employment agreement, Mr. McCullough will be entitled to compensation under a mutually agreed upon incentive bonus plan up to 75% of his existing salary, based upon our performance toward achieving targets in a business plan and budget submitted by Mr. McCullough and approved by the Board. In addition, on November 5, 2009, Mr. McCullough was granted an incentive stock option to purchase 189,252 shares of our common stock at an exercise price of $0.58 per share. The option vests over a three-year period, with 25% of the award vesting on the grant date and 25% of the award vesting on each of the following three anniversary dates of the grant date. Mr. McCullough is also entitled to additional incentive stock option grants for 100,000 shares of our common stock on each of the next two anniversary dates of employment with an identical vesting schedule. Mr. McCullough is entitled to receive such benefits as are made available to our other executives, including, but not limited to, life, medical, and disability insurance, retirement benefits, and such vacation as is provided to our other executives.

We agreed to provide Mr. McCullough with a moving allowance of up to $20,000 as long as his relocation occurred within six months of November 5, 2009. We also agreed to reimburse Mr. McCullough for lodging and travel expenses for a six-month period in accordance with our travel policy.

If Mr. McCullough’s employment is terminated by us by notice of non-renewal or without just cause (as defined in his employment agreement), Mr. McCullough will continue to receive his base salary at the time of termination for a period of one year from such termination, so long as he complies with certain covenants in his employment agreement.

If our company experiences a change of control (as defined in his employment agreement), Mr. McCullough may voluntarily terminate his employment for good reason (as defined in his employment agreement) within one year after such change of control and be entitled to receive in a lump sum any compensation due but not yet paid through the date of termination and an amount equal to his base salary at the time of termination for a period of one year from such termination. Any equity-based incentive compensation will fully vest and be immediately exercisable upon a change of control.

During his employment with us and for a period of one year following termination of his employment, Mr. McCullough is prohibited from competing with us or attempting to solicit our customers or executives.

Timothy L. Krist

In connection with Timothy L. Krist’s appointment as Chief Financial Officer and Treasurer, we entered into an employment agreement with Mr. Krist effective as of June 23, 2009. The employment agreement has a term of one year and renews automatically on an annual basis. Under the terms of his employment agreement, Mr. Krist will receive an initial annual base salary of $215,000. In addition, Mr. Krist is entitled to participate in such incentive equity, cash, and other plans as may be approved by the Board of Directors from time to time for members of management, which includes an initial award of 60,000 shares of restricted stock of our company, with all restrictions lapsing on June 15, 2010. Mr. Krist also has the right to receive such benefits as are made available to our other employees, including, but not limited to, life, medical, and disability insurance, retirement benefits, and such vacation as is provided to our other employees.

If Mr. Krist’s employment is terminated by us by notice of non-renewal or without just cause (as defined in his employment agreement), Mr. Krist will continue to receive his base salary at the time of termination for a period of one year from such termination, so long as he complies with certain covenants in his employment agreement. We will also pay Mr. Krist’s insurance plan premiums under the Consolidated Omnibus Budget Reconciliation Act to continue his and his family’s health insurance coverage for all periods that Mr. Krist receives his termination compensation.

If our company experiences a change of control (as defined in his employment agreement) and Mr. Krist voluntarily terminates his employment for good reason (as defined in his employment agreement) within one year after such change of control, we will (i) pay Mr. Krist in a lump sum any compensation due but not yet paid through the date of termination and an amount equal to his base salary at the time of termination for a period of one year from such termination and (ii) pay Mr. Krist’s insurance plan premiums under the Consolidated Omnibus Budget Reconciliation Act to continue his and his family’s health insurance coverage for a period of one year, and any unvested equity-based incentive compensation award will immediately vest and become exercisable. Upon the termination of his employment with us, Mr. Krist is prohibited from competing with us or attempting to solicit our customers or employees for a period of one year.

George R.Cattermole

The Board of Directors appointed George R. Cattermole, our Chairman of the Board, as our Interim Chief Executive Officer, effective July 17, 2009. While Mr. Cattermole served as Interim Chief Executive Officer, Mr. Cattermole was compensated as an independent contractor at a rate of $6,000 per week, with 70% of such sum paid in cash on a biweekly basis and the remaining 30% payable in restricted stock. The amount payable in restricted stock accrued until the appointment of Mr. McCullough as Chief Executive Officer on November 5, 2009, at which time it was valued as of the close of the business day immediately prior to such appointment and immediately vested. On November 5, 2009, Mr. Cattermole received 42,500 shares of our common stock for his service as our Interim Chief Executive Officer.

Bird Capital Group, Inc.

On February 3, 2009, we entered into the Management Services Agreement with BCG, under which BCG provided management services to us, including the services of Richard A. Bird as our full-time, non-employee Chief Executive Officer. The Management Services Agreement provided for monthly management fees payable to BCG. In 2009, BCG was entitled to receive $75,000 per month, except the monthly fee was $175,000 per month during the first two months of the agreement to compensate BCG for the additional work with respect to our company’s strategic plan. The Management Services Agreement also provided for potential short- and long-term bonuses payable to BCG upon achievement of certain performance goals. No amounts were earned under the short- and long-term bonus arrangements.

On July 2, 2009, Mr. Bird resigned as our Chief Executive Officer and as a member of our Board of Directors effective as of the close of business on July 2, 2009 (the “Effective Time”). In connection with Mr. Bird’s resignation, we entered into a Mutual Termination and Release Agreement with BCG and Mr. Bird dated July 2, 2009 (the “Termination Agreement”) to terminate the Management Services Agreement. The Termination Agreement provides that, from and after the Effective Time, neither we, BCG, nor Mr. Bird shall have any further rights, duties, or obligations under the Management Services Agreement, including without limitation any obligations on our part to make payments related to the potential short- and long-term bonuses described in the Management Services Agreement. The Termination Agreement also provides for the mutual release by each party of the other from certain claims arising out of, based upon, resulting from or relating to the Management Services Agreement and activities, services, and transactions contemplated thereby. BCG and Mr. Bird are also subject to a covenant not to compete with us during the period beginning at the Effective Time and continuing for a period of 18 months thereafter, within the territory as defined in the Termination Agreement.

Also in connection with Mr. Bird’s resignation, we entered into the Consulting Agreement. The term of the Consulting Agreement commenced as of the Effective Time and terminated on August 31, 2009. Under the Consulting Agreement, we paid BCG a cash consulting fee in the amount of $20,000. We also reimbursed BCG in accordance with the reasonable policies and procedures established from time to time by us for all reasonable and necessary out-of-pocket expenses that were incurred by BCG in performing its duties under the Consulting Agreement, including, without limitation, reasonable travel expenses incurred by BCG.

Dennis M. Reed

On February 5, 2009, we ended our employment relationship with Dennis M. Reed without making severance payments as provided under his employment agreement. On June 30, 2009, we entered into a general release agreement with Mr. Reed, under which we paid Mr. Reed a gross sum of $65,000 as compensation and released all claims against him in exchange for his release of all claims and his agreement to comply with certain confidentiality and non-disparagement provisions.

Carl A. Mielke

On February 5, 2009, we ended our employment relationship with Carl A. Mielke without making severance payments as provided under his employment agreement. On May 16, 2009, we entered into a general release agreement with Mr. Mielke, under which we paid Mr. Mielke a gross sum of $140,000, $125,000 of which was paid to Mr. Mielke as compensation and $15,000 of which represented Mr. Mielke’s attorneys’ fees, and released all claims against him in exchange for his release of all claims and his agreement to comply with certain confidentiality and non-disparagement provisions.

Neil S. Boss

On June 7, 2009, Neil S. Boss resigned his positions of Controller, principal financial officer, and principal accounting officer effective June 30, 2009. To facilitate the transition of new financial leadership, Mr. Boss entered into a non-exclusive independent contractor agreement with us, effective July 1, 2009, to provide financial and accounting services and to perform other related duties as we may determine from time to time. The independent contractor agreement, as most recently amended on February 26, 2010, provides for a minimum of 25 billable hours per week at a rate of $80 per hour through July 31, 2010. The term of the independent contractor agreement expires on June 30, 2011. Mr. Boss is also entitled to reimbursement for expenses incurred on our behalf with our prior authorization in accordance with our travel and expense policy. We may terminate the independent contractor agreement for cause (as defined in the independent contractor agreement) by giving 30 days’ written notice.

Outstanding Equity Awards at 2009 Fiscal Year-End

		Option Awards					Stock Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Randall N. McCullough	11/5/2009	47,313	141,939	(2)	$0.58	11/5/2019	-		$-

Timothy L. Krist	6/23/2009	-	-		-	-	60,000	(3)	69,600

George R. Cattermole	2/19/2009	-	-		-	-	27,174	(4)	31,522
	5/18/2009	-	-		-	-	117,021	(5)	135,744

Neil S. Boss	2/24/2001	3,375	-		0.79	2/23/2011	-		-
	5/14/2001	393	-		0.99	5/13/2011	-		-
	7/18/2001	393	-		0.79	7/17/2011	-		-
	10/18/2001	393	-		0.82	10/17/2011	-		-
	2/23/2002	1,050	-		1.65	2/22/2012	-		-
	4/22/2002	656	-		4.23	4/22/2012	-		-
	7/17/2002	656	-		3.16	7/16/2012	-		-
	10/17/2002	393	-		3.04	10/17/2012	-		-
	2/13/2003	1,312	-		3.40	2/12/2013	-		-
	4/16/2003	9,843	-		3.70	4/15/2013	-		-
	4/27/2004	656	-		3.90	4/26/2014	-		-
	2/17/2005	6,562	-		7.24	2/16/2015	-		-
	4/18/2005	131	-		11.22	4/17/2015	-		-
	7/19/2005	125	-		22.48	7/18/2015	-		-
	10/19/2005	125	-		16.42	10/18/2015	-		-
	2/14/2006	100	-		12.34	2/13/2016	-		-
Total		26,163

(1)	Messrs. Bird, Reed, and Mielke do not hold any outstanding equity awards.

(2)
The option award vested as to 25% of the award on November 5, 2009, and the remainder vests at 25% of the award on each of November 5, 2010, November 5, 2011, and November 5, 2012 subject to Mr. McCullough’s continued service to our company as of such dates.

(3)	All restrictions on the stock award lapse on June 15, 2010 subject to Mr. Krist’s continued service with us as of such date.

(4)	All restrictions on the stock award lapsed on February 23, 2010.

(5)	All restrictions on the stock award lapse on May 20, 2010 subject to Mr. Cattermole’s continued service on the Board as of such date.

Termination and Change of Control Arrangements

As discussed above in “Agreements Involving Named Executive Officers,” we have entered into agreements involving certain of our named executive officers that provide for payments and benefits under specified circumstances to such named executive officers upon termination of employment and/or if we experience a change of control. In addition, the 1997 Omnibus Stock Plan (the “1997 Plan”) and the 2008 Stock Incentive Plan (the “2008 Plan”) each provide for adjustments to or accelerated vesting of equity awards under specified circumstances, as described below.

The 1997 Plan provides that, upon a change of control of our company (as defined in the 1997 Plan), and unless an agreement between a participant and our company or Internal Revenue Code Section 409A or related regulations or guidance requires otherwise, all options outstanding as of the date of the change of control will become fully exercisable, whether or not then otherwise exercisable. In the event of a merger, share exchange, reorganization, or other business combination affecting us in which the Board of Directors of the surviving or acquiring corporation takes actions which, in the opinion of the committee authorized to make such determination, are equitable or appropriate to protect the rights and interests of participants under the 1997 Plan, the committee may determine that any or all awards shall not vest or become exercisable on an accelerated basis. The Compensation Committee also has the discretion to accelerate the vesting of a participant’s option that is not otherwise exercisable on the participant’s employment termination date.

The 2008 Plan provides that, in the event of a change of control of our company (as defined in the 2008 Plan), the Compensation Committee (taking into account any Internal Revenue Code Section 409A considerations) has sole discretion to determine the effect, if any, on an award, including, but not limited to, the vesting, earning, and/or exercisability of an award. The Compensation Committee’s discretion includes, but is not limited to, the discretion to determine that an award will vest, be earned, or become exercisable in whole or in part (and discretion to determine that exercise of an award must occur, if at all, within time period(s) specified by the Compensation Committee, after which time period(s) the award will, unless the Compensation Committee determines otherwise, terminate), will be assumed or substituted for another award, will be cancelled without the payment of consideration, will be cancelled in exchange for a cash payment or other consideration, and/or that other actions (or no action) will be taken with respect to the award. The Compensation Committee also has discretion to determine that acceleration or any other effect of a change of control on an award will be subject to both the occurrence of a change of control event and termination of employment or service of the participant. Any such determination of the Compensation Committee may be, but is not required to be, stated in an individual award agreement.

2009 DIRECTOR COMPENSATION

The following table and narrative discussion summarize the compensation paid to our non-employee directors during the year ended December 31, 2009 other than George R. Cattermole and Richard A. Bird, whose 2009 director compensation is fully reflected in the tables and narrative disclosures above related to named executive officers. Directors who are employees of our company and Richard Bird, who was a non-employee executive officer during 2009, are not separately compensated for their service on the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (1)(2)	Total ($)
H. Marvin Beasley(3)	$13,000	$26,576	$39,576
Laura C. Kendall	56,750	62,500	119,250
Ollin B. Sykes	59,500	62,500	122,000
Dr. Charles D. Lein(4)	35,767	50,000	85,767
Lynn L. Lane(5)	11,250	5,000	16,250
Dr. Frederick A. Russ(5)	11,250	5,000	16,250

(1)
Includes compensation in the form of cash and restricted stock awards earned by Ms. Kendall, Mr. Sykes, Ms. Lane, and Dr. Russ as members of the Special Committee of the Board responsible for negotiation of the Management Services Agreement with BCG, as follows: Ms. Kendall and Mr. Sykes, $12,500 cash and a restricted stock award with a grant date fair value of $12,500; and Ms. Lane and Dr. Russ, $5,000 cash and a restricted stock award with a grant date fair value of $5,000.

(2)
The amounts shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock awards granted to each of our directors. The assumptions made in determining these values are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 29, 2010. As of December 31, 2009, the aggregate number of unvested shares of restricted stock outstanding for each director was as follows: Mr. Beasley, 45,820 shares; Ms. Kendall, 133,557 shares; Mr. Sykes, 133,557 shares; Dr. Lein, 98,039 shares; Ms. Lane, 10,870 shares; and Dr. Russ, 10,870 shares. As of December 31, 2009, Ms. Kendall also held an option to purchase 10,500 shares of our common stock.

(3)	Mr. Beasley was appointed to the Board on November 5, 2009.

(4)	Dr. Lein was appointed to the Board on June 26, 2009.

(5)	Ms. Lane and Dr. Russ did not stand for re-election to the Board at the 2009 Annual Shareholders Meeting.

Director Compensation Policy

The current director compensation policy, effective November 11, 2009, provides that each designated independent member of the Board will receive (i) an annual retainer of $18,000, except for the Chairman of the Board, who will receive an annual retainer of $25,000, to be pro-rated as applicable; (ii) upon appointment to the Board to fill a vacancy, a restricted stock award with a grant date value determined by the Board as appropriate considering the time remaining before re-election; (iii) a restricted stock award upon annual re-election as a director with a grant date value of $50,000, except for the Chairman of the Board, who will receive a restricted stock award with a grant date value of $55,000; and (iv) a per meeting fee ranging from $200 to $1,000, depending on whether the meeting is in person or telephonic, the duration of the meeting, and whether substantive preparation is required for the meeting, except that the Chairperson of the Audit Committee may receive $2,000 for certain Audit Committee meetings. Restrictions on restricted stock awards lapse on the date of the next annual shareholders meeting following the grant date if the director is still serving on the Board on that date. Board and committee fees are capped at $2,750 per day for each director who serves on multiple committees.

Non-Employee Director Compensation between May 18, 2009 and November 10, 2009

Under the policy in effect from May 18, 2009 until November 10, 2009, non-employee directors received (i) an annual retainer of $18,000, except for the Chairman of the Board, who received an annual retainer of $25,000; (ii) a restricted stock award with a grant date value of $50,000, except for the Chairman of the Board, who received a restricted stock award with a grant date value of $55,000; and (iii) a per meeting fee ranging from $200 to $1,000, depending on the duration of the meeting (for Board meetings) or whether substantive preparation was required for the meeting (for committee meetings), except that the Chairperson of the Audit Committee received $2,000 per Audit Committee meeting with substantive preparation. Restrictions on restricted stock awards lapsed on the date of the next annual shareholders meeting following the grant date if the director was still serving on the Board on that date. Board and committee fees were capped at $2,750 per day for each director who served on multiple committees.

Non-Employee Director Compensation before May 18, 2009

Effective May 22, 2006, the policy regarding compensation for non-employee directors provided that each non-employee director received (i) an annual retainer of $18,000, except for the lead director, who received an annual retainer of $25,000, and (ii) a per meeting fee ranging from $750 to $2,000. During 2008, meeting fees for each director were reduced by 10% during the fourth quarter and one-half of each director’s annual retainer was also reduced by 10%. In addition, each non-employee director was granted, in May 2007 and May 2008, annual restricted stock awards with a grant date value of $50,000, except for the lead director, who was granted a restricted stock award with a grant date value of $55,000. Restrictions on the restricted stock awards lapsed on the date of the next annual shareholders meeting following the grant date if the director was still serving on the Board on that date.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2009 with respect to compensation plans (including any individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	790,009	(2)	$2.88	2,168,374	(3)

Equity compensation plans not approved by security holders	-		$-	-

Total	790,009		$2.88	2,168,374

(1)	Refers to shares of our company’s common stock.

(2)	Includes shares issuable upon exercise of outstanding stock options under the following plans: 1997 Plan, 400,257 shares; 2008 Plan, 389,752 shares.

(3)	Includes shares remaining for future issuance under the 2008 Plan, all of which are available for issuance in the form of restricted stock or other stock-based awards.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of common stock as of April 13, 2010 by (i) each person known by us to own beneficially more than five percent of our company’s outstanding shares of common stock; (ii) each director and director nominee of our company; (iii) each named executive officer of our company; and (iv) all current directors, director nominees, and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class
Robert S. Thomas(3)	1,558,249	8.1%
3610 Baron Monck Pass Raleigh, NC 27612
Ollin B. Sykes(4)	789,811	4.1
George R. Cattermole(5)	325,026	1.7
Laura C. Kendall(6)	231,318	1.2
Richard A. Bird(7)	210,984	1.1
1330 Post Oak Boulevard, Suite 1600
Houston, TX 77056
Dr. Charles D. Lein(8)	114,576	*
Randall N. McCullough(9)	82,313	*
Timothy L. Krist(10)	65,000	*
H. Marvin Beasley(11)	55,820	*
Neil S. Boss(12)	29,036	*
Dennis M. Reed(13)	25,204	*
101 Kalvesta Drive
Morrisville, NC 27560
Carl A. Mielke	-	-
3100 Canoe Brook Parkway
Raleigh, NC 27614
Directors, Nominees, and Executive Officers as a Group (8 persons) (14)	1,673,864	8.7

* Indicates less than one percent

(1)	Unless otherwise indicated, the address of each person is 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560.

(2)
Based upon 19,086,874 shares of common stock outstanding on April 13, 2010. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of April 13, 2010 through the exercise of any stock options or other rights. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Based upon a Schedule 13D/A filed February 2, 2010 with the SEC by Mr. Thomas, adjusted for options to purchase 65,625 shares of common stock exercised by Mr. Thomas in March 2010, less 36,169 shares that we are aware Mr. Thomas sold in March 2010. Includes 195,046 shares subject to options exercisable within 60 days of April 13, 2010.

(4)
Includes (i) 4,787 shares owned by Mr. Sykes’s spouse, over which Mr. Sykes has voting and investment power; (ii) 918 shares held by Sykesco Investment Partners, over which Mr. Sykes has shared voting and investment power; and (iii) 106,383 shares held by Mr. Sykes pursuant to a restricted stock award as to which restrictions had not lapsed as of April 13, 2010. Also includes 3,655 shares held by the Sykes & Company Profit Sharing Plan and Trust, of which Mr. Sykes is the trustee and as to which Mr. Sykes disclaims beneficial ownership except to the extent of his pecuniary interest in such shares.

(5)	Includes 117,021 shares held by Mr. Cattermole pursuant to a restricted stock award as to which restrictions had not lapsed as of April 13, 2010.

(6)
Includes (i) 10,500 shares of common stock subject to an option exercisable within 60 days of April 13, 2010 and (ii) 106,383 shares held by Ms. Kendall pursuant to a restricted stock award as to which restrictions had not lapsed as of April 13, 2010.

(7)
To our knowledge, includes (i) 69,021 shares owned by Mr. Bird’s spouse, over which Mr. Bird has shared voting and investment power; and (ii) 104,650 shares of common stock held jointly by Mr. Bird and his spouse, over which Mr. Bird has shared voting and investment power.

(8)
Includes (i) 16,537 shares of common stock jointly held by Dr. Lein and his spouse, over which Dr. Lein has shared voting and investment power; and (ii) 98,039 shares held by Dr. Lein pursuant to a restricted stock award as to which restrictions had not lapsed as of April 13, 2010.

(9)
Includes (i) 25,000 shares of common stock held jointly by Mr. McCullough and his spouse in a family limited partnership, over which Mr. McCullough has shared voting and investment power; and (ii) 47,313 shares subject to options exercisable within 60 days of April 13, 2010.

(10)	Includes 60,000 shares held by Mr. Krist pursuant to a restricted stock award as to which restrictions had not lapsed as of April 13, 2010.

(11)
Includes (i) 10,000 shares of common stock held jointly by Mr. Beasley and his spouse, over which Mr. Beasley has shared voting and investment power; and (ii) 45,820 shares held by Mr. Beasley pursuant to a restricted stock award as to which restrictions had not lapsed as of April 13, 2010.

(12)	Includes 26,163 shares of common stock subject to options exercisable within 60 days of April 13, 2010.

(13)	To our knowledge, includes 25,204 shares of common stock held jointly by Mr. Reed and his spouse, over which Mr. Reed has shared voting and investment power.

(14)
For all current directors, director nominees, and executive officers as a group, includes a total of 67,813 shares subject to options exercisable within 60 days of April 13, 2010 and 533,646 shares held pursuant to restricted stock awards as to which restrictions had not lapsed as of April 13, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to us by such persons and their written representations that such reports accurately reflect all reportable transactions and holdings, we believe that all forms required to be filed by Section 16(a) during 2009 were filed on a timely basis except that:

•	H. Marvin Beasley, one of our directors, failed to timely file a Form 4 for 45,820 shares of restricted stock granted on November 5, 2009;
•	Richard A. Bird, former director and Chief Executive Officer, failed to timely file a Form 4 for a performance right granted on February 3, 2009;
•	George R. Cattermole, our Chairman of the Board, failed to timely file a Form 4 for 117,021 shares of restricted stock granted on May 18, 2009 and 42,500 shares of stock granted on November 5, 2009;
•	Laura C. Kendall, one of our directors, failed to timely file a Form 4 for 106,383 shares of restricted stock granted on May 18, 2009;
•	Randall N. McCullough, our Chief Executive Officer, failed to timely file a Form 4 for a stock option to purchase 189,252 shares of stock granted on November 5, 2009;
•	Thomas G. Pautz, our Vice President, Sales & Marketing, failed to timely file a Form 3 reporting his appointment as an executive officer on December 16, 2009; and
•	Ollin B. Sykes, one of our directors, failed to timely file a Form 4 for 106,383 shares of restricted stock granted on May 18, 2009.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Frazer Frost, LLP as our company’s independent registered public accounting firm for the year ending December 31, 2010, subject to ratification by our shareholders. Although shareholder ratification of the appointment of Frazer Frost is not required by law, we desire to solicit such ratification as a matter of good corporate governance. If the appointment of Frazer Frost is not approved by a majority of the shares cast at the Annual Meeting, the Audit Committee will consider the appointment of another independent registered public accounting firm for fiscal 2010. Frazer Frost has acted as our independent registered public accounting firm since January 2010. Representatives of Frazer Frost are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Dismissal of Deloitte & Touche LLP

On June 22, 2009, we dismissed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm and engaged FROST, PLLC (“FROST”) as our independent registered public accounting firm for the fiscal year ending December 31, 2009. The decision to change independent registered public accounting firms was recommended and approved by the Audit Committee of the Board of Directors.

During the fiscal years ended December 31, 2007 and December 31, 2008 and the subsequent interim period through June 22, 2009, we had (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of such disagreements in connection with its reports and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K in the context of our relationship with Deloitte.

Deloitte’s reports on our consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte’s reports on our consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 did contain a separate paragraph stating that in 2007 our company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, and in the report for the fiscal year ending December 31, 2007, such paragraph also stated that in 2006 our company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

During the fiscal years ended December 31, 2007 and December 31, 2008 and the subsequent interim period through June 22, 2009, neither we nor anyone on our behalf consulted with FROST regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on our consolidated financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, we provided Deloitte with a copy of the disclosures and requested that Deloitte furnish us with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements. A copy of such letter, dated June 25, 2009, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on June 26, 2009.

FROST, PLLC Merger

On January 4, 2010, we were notified that, effective January 1, 2010, FROST and certain partners of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”) formed Frazer Frost, a new partnership. Pursuant to the terms of a combination agreement by and among FROST and MSWFT (the “Combination Agreement”), each of FROST and MSWFT contributed substantially all of their assets and certain of their liabilities to Frazer Frost. On January 19, 2010, we engaged Frazer Frost as our independent registered public accounting firm. The engagement of Frazer Frost was approved by the Audit Committee of our Board of Directors on January 19, 2010.

FROST never issued a report on our financial statements. Since the date of our engagement of FROST through January 1, 2010, there were (i) no disagreements between us and FROST on any matters of accounting principles or practices, interim financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of FROST, would have caused FROST to make reference to the subject matter of the disagreements in connection with its report and (ii) no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During our two most recent fiscal years ended December 31, 2009 and 2008 and through January 1, 2010, we did not consult with Frazer Frost regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Frazer Frost did not provide either a written report or oral advice to us that Frazer Frost concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided FROST a copy of the disclosures above and requested that FROST furnish us with a letter addressed to the SEC stating whether or not FROST agrees with the above statements. A copy of the letter, dated January 7, 2010, furnished by FROST in response to that request is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on January 7, 2010.

Principal Accountant Fee Information

For the fiscal years ended December 31, 2008 and 2009, fees billed for services provided by Deloitte, FROST, and Frazer Frost were as follows:

	Amount of Fee
Type of Service	2008 (Deloitte)	2009 (Deloitte)	2009 (FROST)	2009 (Frazer Frost)
Audit Fees	$316,000	$63,000	$99,000	$88,000
Audit-Related Fees	-	-	2,000	-
Tax Fees	56,000	31,000	2,000	-
All Other Fees	-	-	-	-
Total	$372,000	$94,000	$103,000	$88,000

Audit Fees. This category includes fees billed for the fiscal years shown for professional services for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes fees billed in the fiscal years shown for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” There were no audit-related fees billed to us in 2008. In 2009, FROST provided certain financial accounting and reporting consultation services.

Tax Fees. This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax advice, and tax planning. The services comprising the fees disclosed under this category for 2008 and 2009 were primarily related to preparation of our federal and state tax return as well as certain tax consulting services.

All Other Fees. This category includes fees billed in the fiscal years shown for products and services provided by the principal accountant that are not reported in any other category. There were no other fees billed to us in 2008 and 2009.

The Board has adopted an Audit Committee Pre-Approval Policy. Pursuant to the Pre-Approval Policy, all new projects (and fees) relating to our independent registered public accounting firm either must be authorized in advance under the general pre-approval guidelines set forth in the Pre-Approval Policy or specifically approved in advance by the full Audit Committee. General pre-approval under the policy is provided for 12 months (unless the Audit Committee specifically provides for a different period), is limited to certain projects listed in the policy, and is subject to meeting a specific budget for each project, which budget is contained in the policy. Any project that falls within the scope of the general pre-approval guidelines but exceeds the budgetary limit up to $10,000 may be approved by the Chairperson of the Audit Committee or his or her designee, while all other projects must be specifically approved by the full Audit Committee. All new projects authorized in 2009 were approved in advance in accordance with the terms of the Pre-Approval Policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF FRAZER FROST, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the proxies named on the enclosed proxy card to vote said proxy in accordance with their judgment in such matters.

SHAREHOLDER PROPOSALS

Under certain conditions, shareholders may request us to include a proposal for action at a forthcoming meeting of our shareholders in the proxy materials for such meeting. All shareholder proposals intended to be presented at our 2011 Annual Meeting of Shareholders must be received by us no later than December 24, 2010 for inclusion in the proxy statement and proxy card relating to such meeting.

In addition, if a shareholder desires to make a proposal from the floor during the meeting, even if such proposal is not to be included in our proxy statement, the Bylaws provide that the shareholder must deliver or mail timely written notice of the proposal to our Corporate Secretary. Notice will be considered timely if it is delivered or mailed to and received at our principal executive office between January 23, 2011 and February 22, 2011, which is not more than 90 calendar days and not fewer than 60 calendar days prior to the one year anniversary of the date of the Notice of Annual Meeting of Shareholders for the immediately preceding annual meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the one year anniversary of the previous year’s annual meeting of shareholders, notice by a shareholder to be timely must be received no earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was first made, whichever occurs first. To be properly brought before an annual meeting, a shareholder’s notice must set forth (in addition to any information required by applicable law) (i) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on our company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; (iii) the class and number of shares of our company that are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; (iv) any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and (v) a representation that the shareholder is a holder of record of shares of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal. If written notice is not timely given, the shareholder proposal will be considered untimely and we may exclude the proposal from consideration at the meeting. If the proposal is permitted to be considered at the meeting, the proxies appointed pursuant to the proxy cards will have discretionary authority to vote for or against the proposal even if the proposal was not discussed in the proxy statement.

ADDITIONAL INFORMATION

Copies of our Annual Report on Form 10-K for the year ended December 31, 2009, including financial statements and schedules, are available on our website at www.charlesandcolvard.com or www.moissanite.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Investor Relations, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Only one annual report or proxy statement, as applicable, may be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to Investor Relations by e-mail addressed to ir@charlesandcolvard.com, by mail addressed to the attention of Investor Relations, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560, or by telephone at (919) 468-0399. Shareholders sharing an address and currently receiving a single copy may contact Investor Relations as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Investor Relations as described above.

REQUESTS FOR DIRECTIONS TO OUR COMPANY’S ANNUAL MEETING

The 2010 Annual Meeting of Shareholders will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Thursday, May 20, 2010 at 10:00 a.m., Eastern Daylight Savings Time. Requests for directions to the meeting location may be directed to Investor Relations, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560.

By Order of the Board of Directors,
George R. Cattermole
Chairman
April 23, 2010

P R O X Y
Charles & Colvard, Ltd.
300 Perimeter Park Drive, Suite A
Morrisville, North Carolina 27560

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2010: The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2009 Annual Report to Shareholders are available at http://www.irproxy.charlesandcolvard.com.

The undersigned shareholder of Charles & Colvard, Ltd., a North Carolina corporation (the “Company”), hereby appoints Randall N. McCullough and Timothy L. Krist as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, no par value, of the Company held of record by the undersigned on March 31, 2010 at the Annual Meeting of the Shareholders of the Company to be held on May 20, 2010 or any adjournment thereof.

1.	PROPOSAL TO FIX THE NUMBER OF MEMBERS ELECTED TO THE BOARD OF DIRECTORS AT SIX.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	ELECTION OF DIRECTORS
☐ FOR all nominees listed below

Nominees:

	H. Marvin Beasley	George R. Cattermole	Laura C. Kendall	Dr. Charles D. Lein	Randall N. McCullough	Ollin B. Sykes

☐ WITHHOLD AUTHORITY for all nominees

☐ FOR all nominees EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to “FOR all nominees EXCEPT” and then mark the box next to each nominee for whom you wish to withhold authority to vote.

Nominees:

	H. Marvin Beasley [ ]	George R. Cattermole [ ]	Laura C. Kendall [ ]	Dr. Charles D. Lein [ ]	Randall N. McCullough [ ]	Ollin B. Sykes [ ]

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF FRAZER FROST, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS DESCRIBED HEREIN IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT.

(continued on other side)

Please sign this proxy exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held by a corporation, please sign the full name of the corporation by an authorized officer, giving full title as such. If shares are held by a partnership, please sign the full name of the partnership by an authorized person.

Signature:

Signature:
(if held jointly)

Dated:

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

By executing this proxy, you hereby ratify and confirm all that said attorneys-in-fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledge receipt of the Charles & Colvard, Ltd. Notice of Annual Meeting, Annual Report and Proxy Statement.